                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                                                    [LOGO OF BUFFALO WILD WINGS]


Investor Relations Contact:

Tom Ryan/Don Duffy
203.222.9013

Media Contact:                                   Sally Smith - President and CEO

Michael Fox                                                    Mary Twinem - CFO
203.222.9013
--------------------------------------------------------------------------------

                 Buffalo Wild Wings, Inc. Announces 2003 Results

            - Fourth quarter GAAP earnings per diluted share of $0.18

         - Fourth quarter pro forma earnings per diluted share of $0.19

Minneapolis, Minnesota, March 4, 2004 - Buffalo Wild Wings, Inc. (Nasdaq: BWLD), today announced financial results for the fourth quarter and full year ended December 28, 2003. Highlights for the fourth quarter compared to the same quarter a year ago were as follows:

         o  Total revenue increased 37.5% to $36.7 million
         o  Company-owned restaurant sales grew 36.5% to $32.5 million
         o  System-wide same store sales increased 10.0%
         o  GAAP earnings per diluted share were $0.18
         o  Pro forma earnings per diluted share were $0.19


Sally Smith, Chief Executive Officer and President of Buffalo Wild Wings commented, "We are proud of our fourth quarter results which were highlighted by impressive same-store sales and solid profitability in the face of historically high chicken wing prices. We credit effective promotional planning during the period, as well as our ability to control our non-wing costs. Ultimately, our team effort made the difference and we look forward to building on our momentum in 2004."

Total revenue, which includes company-owned restaurant sales and franchise royalties and fees increased 37.5% to $36.7 million in the fourth quarter compared to $26.7 million in the fourth quarter of 2002. System-wide same store sales increased 10.0% for the quarter compared to the same period last year. Company-owned restaurant sales for the quarter increased 36.5% to $32.5 million aided by a company-owned same store sales increase of 8.5% and 14 more company-owned locations in operation at the end of 2003 relative to the same period in 2002. Franchise royalty and fees increased 45.4% to $4.2 million versus $2.9 million in the prior year. This was due to a franchised same store sales increase of 10.7% and 32 more franchised restaurants.

Average weekly sales for company-owned restaurants were $31,171 for the fourth quarter of 2003 compared to $28,466 for the same quarter last year, a 9.5% increase. Franchised restaurants averaged $39,014 for the period versus $34,023 in the fourth quarter a year ago, a 14.7% increase.

For the fourth quarter, GAAP earnings per diluted share were $0.18 versus $0.24 in the fourth quarter of 2002. Diluted weighted average shares outstanding in fourth quarter 2003 were 5.5 million versus 4.8 million shares in the prior year period. The incremental shares outstanding during the period are mainly the result of the Company's November 21, 2003 initial public offering that raised approximately $50 million on the issuance of 3,250,000 shares, and the conversion of all outstanding preferred stock into 1,849,415 shares of common stock on the date the Company went public. The preferred stock conversion increased weighted average shares by 751,960 in the fourth quarter of 2003. In the fourth quarter of 2002, the Company's preferred stock was dilutive and included in the weighted average shares outstanding.

On a pro forma basis, a measure that management believes offers the best year-over-year performance comparison, earnings per diluted share for the fourth quarter were $0.19 compared to $0.24 a year ago. These pro forma calculations, illustrated in the attached reconciliation table, give effect to the conversion of Preferred Stock and eliminates the related dividend accretion for all periods presented.

For both GAAP and proforma earnings per diluted share in fourth quarter of 2003 were affected by a one-time charge of $251,000 after-tax, or $0.05 per share and $0.04 per share respectively, for cost of debt extinguishment in connection with the repayment of long-term debt and capital lease obligations.

For the full year ended December 28, 2003 total revenue increased 31.6% to $126.5 million from $96.1 million in 2002. System-wide same store sales increased 5.2% for 2003 compared to last year. Company-owned restaurant sales for fiscal year 2003 increased 32.1% over fiscal 2002 to $113.0 million aided by a company-owned same store sales increase of 4.3% and more locations. Franchise royalty and fees increased 27.5% to $13.5 million versus $10.6 million in the prior year, the result of franchised same store sales increasing by 5.6% and more locations.

Average weekly sales for company-owned restaurants were $28,886 for fiscal 2003 compared to $27,547 in 2002, a 4.9% increase. Franchised restaurants averaged $35,491 for the period versus $32,574 a year ago, a 9% increase.

For the year, GAAP earnings per diluted share were $0.55 versus $0.54 in fiscal 2002. On a pro forma basis, earnings per diluted share were $0.65 compared to $0.64 in the prior year. The reconciliation of GAAP to pro forma earnings per share is detailed in the attached table.

Smith concluded, "As a newly public company, our strong balance sheet positions us well for long-term growth. To that end, in 2004 we expect to open 20 new company-owned and 45 franchised restaurants. We plan to continue our company-owned restaurant expansion in Atlanta and expand into Charlotte, Dallas and Denver, cities that expand our boundaries beyond the Midwest and further establish the portability of our concept. In terms of franchising, we believe fiscal 2004 will demonstrate our ability to continue to engage the highest quality partners in critical new regions of the country. Our development plans represent another tangible step in creating a national brand presence."

First Quarter 2004 Outlook

For the first quarter ending March 28, 2004, management expects total revenue to be approximately $39 million based on a company-owned same-store sales increase of 9% to 10%. Revenue assumptions are also based on 3 new company-owned restaurants during the first quarter and 6 new franchised units. Management also believes that GAAP and proforma earnings per diluted share for the first quarter will range from $0.17 to $0.19. This is based on the aforementioned revenue assumptions, average chicken wing prices for the first quarter of $1.49 per pound, and diluted weighted average shares outstanding of 8.5 million shares.

Information included in this release includes commentary on franchised and system-wide restaurant units, same store sales, and average weekly sales volumes. Management believes such system-wide sales information is an important measure of our performance, and is useful in assessing consumer acceptance of the Buffalo Wild Wings(R) Grill & Bar concept and the overall health of the concept. Franchise information also provides an understanding of the Company's revenues as franchise royalties and fees are based on the opening of franchise units and their sales. However, system-wide same-store sales information does not represent sales in accordance with GAAP, should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP and may not be comparable to system-wide financial information as defined or used by other companies.

The Company is hosting a conference call today, Thursday, March 4, 2004 at 4:00 p.m. CST to discuss these results. There will be a simultaneous webcast conducted at the Company's website http://www.buffalowildwings.com.

A replay of the call will be available until March 11, 2004. To access this replay please dial (973) 341-3080, password 4548390.


About the Company: Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is an established and growing owner, operator and franchisor of Buffalo Wild Wings Grill & Bar restaurants featuring a variety of boldly flavored, made-to-order menu items including Buffalo, New York-style chicken wings spun in one of the Company's 12 signature sauces. The widespread appeal of the Company's concept establishes its restaurants as an inviting, neighborhood destination with 252 restaurants in 30 states.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance for the first quarter of 2004 and our expected store openings, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening during the first quarter of 2004, the sales at these and our other company-owned and franchised locations, the cost of wings, our ability to control other restaurant operating costs and other factors disclosed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements.

                                      # # #

                    BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS

   Three months and fiscal years ended December 29, 2002 and December 28, 2003

               (Dollar amounts in thousands except per share data)

                                                   Three months ended            Fiscal years ended
                                               --------------------------    --------------------------
                                                 Dec. 29,       Dec. 28,      Dec. 29,       Dec. 28,
                                                   2002           2003          2002           2003
                                               -----------    -----------    -----------    -----------
Revenue:
   Restaurant sales                            $    23,824         32,528         85,493        112,965
   Franchising royalties and fees                    2,890          4,201         10,614         13,532
                                               -----------    -----------    -----------    -----------
       Total revenue                                26,714         36,729         96,107        126,497
                                               -----------    -----------    -----------    -----------
Costs and expenses:
   Restaurant operating costs:
     Cost of sales                                   6,997         10,507         24,983         35,423
     Labor                                           6,666          9,112         24,640         32,684
     Operating                                       3,825          4,989         13,311         17,559
     Occupancy                                       1,579          2,111          5,734          7,738
Depreciation and amortization                        1,531          1,897          5,528          7,021
General and administrative                           3,153          4,838         14,133         16,926
Preopening                                             544            576          1,085          1,155
Restaurant closures and impairment                     277            130            708            868
                                               -----------    -----------    -----------    -----------
       Total costs and expenses                     24,572         34,160         90,122        119,374
                                               -----------    -----------    -----------    -----------
Income from operations                               2,142          2,569          5,985          7,123
                                               -----------    -----------    -----------    -----------
Other (income) expense:
   Interest expense                                   (250)          (178)          (966)          (947)
   Cost of debt extinguishment                          --           (411)            --           (411)
   Interest income                                      14             58             88            112
                                               -----------    -----------    -----------    -----------
                                                      (236)          (531)          (878)        (1,246)
                                               -----------    -----------    -----------    -----------
Earnings before income taxes                         1,906          2,038          5,107          5,877
Income tax expense                                     756            797          2,030          2,294
                                               -----------    -----------    -----------    -----------
Net earnings                                         1,150          1,241          3,077          3,583
Accretion resulting from cumulative
   dividend and mandatory redemption
   feature of preferred stock                          371            247          1,457          1,452
                                               -----------    -----------    -----------    -----------
       Net earnings available to common
         stockholders                                  779            994          1,620          2,131
                                               -----------    -----------    -----------    -----------
Earnings per common share - basic                     0.31           0.20           0.64           0.66
Earnings per common share - diluted                   0.24           0.18           0.54           0.55
Weighted average share outstanding - basic       2,529,589      4,875,310      2,529,094      3,222,445
Weighted average share outstanding - diluted     4,826,002      5,459,261      2,976,093      3,841,961
                                               ===========    ===========    ===========    ===========

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

                                         Three months ended  Fiscal years ended
                                         ------------------  ------------------
                                         Dec. 29,  Dec. 28,  Dec. 29,  Dec. 28,
                                           2002      2003      2002      2003
                                          -----     -----     -----     -----
Revenue:
   Restaurant sales                        89.2%     88.6%     89.0%     89.3%
   Franchising royalties and fees          10.8      11.4      11.0      10.7
                                          -----     -----     -----     -----
       Total revenue                      100.0     100.0     100.0     100.0
                                          -----     -----     -----     -----
Costs and expenses:
   Restaurant operating costs:
     Cost of sales                         29.4      32.3      29.2      31.4
     Labor                                 28.0      28.0      28.8      28.9
     Operating                             16.1      15.3      15.6      15.5
     Occupancy                              6.6       6.5       6.7       6.9
Depreciation and amortization               5.7       5.2       5.8       5.6
General and administrative                 11.8      13.2      14.7      13.4
Preopening                                  2.0       1.6       1.1       0.9
Restaurant closures and impairment          1.0       0.4       0.7       0.7
                                          -----     -----     -----     -----
       Total costs and expenses            92.0      93.0      93.8      94.4
                                          -----     -----     -----     -----
Income from operations                      8.0       7.0       6.2       5.6
                                          -----     -----     -----     -----
Other (income) expense
   Interest expense                        (0.9)     (0.5)     (1.0)     (0.8)
   Cost of debt extinguishment               --      (1.1)       --      (0.3)
   Interest income                          0.1       0.2       0.1       0.1
                                          -----     -----     -----     -----
                                           (0.9)     (1.5)     (0.9)     (1.0)
                                          -----     -----     -----     -----
Earnings before income taxes                7.1       5.6       5.3       4.7
Income tax expense                          2.8       2.2       2.1       1.8
                                          -----     -----     -----     -----
Net earnings                                4.3       3.4       3.2       2.8
                                          -----     -----     -----     -----
Accretion resulting from cumulative
dividend and mandatory redemption feature
of preferred stock                          1.4       0.7       1.5       1.2
                                          -----     -----     -----     -----
Net earnings available to common
stockholders                                2.9%      2.7%      1.7%      1.7%
                                          =====     =====     =====     =====

                    BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                     December 29, 2002 and December 28, 2003

                          (Dollar amounts in thousands)

                                                                            December 29,  December 28,
                                      Assets                                    2002         2003
                                                                              -------      -------
Current assets:
     Cash and cash equivalents                                                $ 4,652       49,538
     Accounts receivable - franchisees, net of
        allowance of $21 and $25, respectively                                    637          694
     Accounts receivable - other                                                4,309        1,634
     Inventory                                                                    784          978
     Income taxes receivable                                                    1,008          367
     Prepaid expenses                                                             533        1,230
     Deferred income taxes                                                        733        1,222
                                                                              -------      -------
                 Total current assets                                          12,656       55,663
Property and equipment, net                                                    34,874       44,450
Restricted cash                                                                 1,369        2,425
Marketing fund receivables                                                        370           --
Other assets                                                                      713          702
Goodwill                                                                          759          759
                                                                              -------      -------
                 Total assets                                                 $50,741      103,999
                                                                              =======      =======
                       Liabilities and Stockholders' Equity
Current liabilities:
     Unearned franchise fees                                                  $ 1,043        1,959
     Accounts payable                                                           3,301        4,941
     Accrued compensation and benefits                                          4,133        4,670
     Accrued expenses                                                           2,299        3,580
     Current portion of deferred lease credits                                    229          491
     Current portion of long-term debt                                            205           --
     Current portion of obligations under capital leases                        3,617           --
                                                                              -------      -------
                 Total current liabilities                                     14,827       15,641
                                                                              -------      -------
Long-term liabilities:
     Marketing fund payables                                                    1,739        2,425
     Deferred income taxes                                                      3,328        4,733
     Deferred lease credits, net of current portion                             4,958        6,133
     Long-term debt, net of current portion                                       502           --
     Obligations under capital leases, net of current portion                   5,036           --
                                                                              -------      -------
                 Total liabilities                                             30,390       28,932
                                                                              -------      -------
Mandatorily redeemable Series A preferred stock, no par value
     Authorized 4,000,000 shares; issued and outstanding 3,082,344 and 0
       shares; liquidation preferences of $12,080 and $0, respectively         11,788           --
                                                                              -------      -------
Common stockholders' equity:
     Undesignated stock, 5,600,000 shares authorized                               --           --
     Common stock, no par value. Authorized 15,600,000 shares;
        issued and outstanding 2,534,929, and 7,981,945, respectively           1,862       66,235
     Retained earnings                                                          6,701        8,832
                                                                              -------      -------
                 Total common stockholders' equity                              8,563       75,067
                                                                              -------      -------
                 Total liabilities and stockholders' equity                   $50,741      103,999
                                                                              =======      =======

                    BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

           Fiscal years ended December 29, 2002 and December 28, 2003

                          (Dollar amounts in thousands)

                                                              Fiscal years ended
                                                           -------------------------
                                                           December 29, December 28,
                                                               2002        2003
                                                             --------    --------
Cash flows from operating activities:
 Net earnings                                                $  3,077       3,583
 Adjustments to reconcile net earnings to cash
  provided by operations:
   Depreciation and amortization                                5,528       7,021
   Restaurant closures and impairment                             708         868
   Deferred lease credits                                        (194)       (248)
   Deferred income taxes                                        2,085         916
   Stock-based compensation                                        --          23
   Change in operating assets and liabilities:
     Accounts receivable                                       (1,921)        (15)
     Inventory                                                   (133)       (194)
     Prepaid expenses                                               7        (697)
     Other assets                                                (206)        (21)
     Unearned franchise fees                                       34         916
     Accounts payable                                             381       1,640
     Income taxes                                              (1,956)        641
     Accrued expenses                                           1,084       1,635
                                                             --------    --------
      Net cash provided by operating activities                 8,494      16,068
                                                             --------    --------
Cash flows from investing activities:
 Acquisition of property and equipment                         (9,592)    (10,739)
                                                             --------    --------
      Net cash used in investing activities                    (9,592)    (10,739)
                                                             --------    --------
Cash flows from financing activities:
 Issuance of common stock                                          20      51,110
 Payments on notes payable                                       (179)       (706)
 Payments on capital lease obligations                         (3,322)    (12,532)
 Proceeds from lessors                                          1,843       1,685
                                                             --------    --------
      Net cash provided by (used in) financing activities      (1,638)     39,557
                                                             --------    --------
      Net increase (decrease) in cash and cash equivalents     (2,736)     44,886
 Cash and cash equivalents at beginning of year                 7,388       4,652
                                                             --------    --------
 Cash and cash equivalents at end of year                    $  4,652      49,538
                                                             ========    ========

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Buffalo Wild Wings, Inc. Pro Forma Net Income and Earnings Per Common Share - Diluted Reconciliation

The reconciliation of net income and earnings per common share - diluted as reported under Accounting Principles Generally Accepted in the United States of America (GAAP) to the Company's pro forma net earnings and pro forma earnings per common share - diluted for the fourth quarter 2003 and fiscal year 2003 are as follows:

Reconciliation of GAAP net earnings to pro forma net earnings (in 000's):

                                            Three months ended         Fiscal year ended
                                         -------------------------- -------------------------
                                         December 29,  December 28, December 29, December 28,
                                             2002          2003        2002         2003
                                         ------------  -----------  -----------  -----------
GAAP net earnings                           $  779          994        1,620        2,131

Effect of accretion resulting from
cumulative dividend and mandatory
redemption feature of preferred stock          371          247        1,457        1,452
                                            ------       ------       ------       ------
Pro forma net earnings                      $1,150        1,241        3,077        3,583
                                            ======       ======       ======       ======


Reconciliation of GAAP earnings per common share - diluted to pro forma earnings per common share - diluted:

                                              Three months ended        Fiscal year ended
                                         -------------------------- -------------------------
                                         December 29,  December 28, December 29, December 28,
                                             2002          2003        2002         2003
                                         ------------  -----------  -----------  -----------
GAAP earnings per common
share - diluted                              $0.24         0.18         0.54         0.55

Effect of accretion resulting from
cumulative dividend and mandatory
redemption feature of preferred stock           --         0.01         0.10         0.10
                                             -----        -----        -----        -----
Pro forma earnings per common share -
diluted                                      $0.24         0.19         0.64         0.65
                                             =====        =====        =====        =====

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Reconciliation of GAAP weighted average shares outstanding - diluted to pro forma weighted average shares outstanding - diluted:

                                              Three months ended        Fiscal year ended
                                         -------------------------- -------------------------
                                         December 29,  December 28, December 29, December 28,
                                             2002          2003        2002         2003
                                         ------------  -----------  -----------  -----------
GAAP weighted average shares
outstanding - diluted                       4,826,002    5,459,261    2,976,093    3,841,961

Effect of conversion of mandatorily
redeemable Series A Preferred Stock into
common stock, which occurred upon the
closing of the Initial Public Offering             --    1,097,455    1,849,415    1,661,425
                                            ---------    ---------    ---------    ---------
Pro forma weighted average shares
outstanding - diluted                       4,826,002    6,556,716    4,825,508    5,503,386
                                            =========    =========    =========    =========

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                                      Restaurant Count
Company-owned Restaurants:
                            Q1         Q2           Q3          Q4
                            --         --           --          --
       2003                 73         74           77          84
       2002                 56         60           63          70
       2001                 45         47           48          53
       2000                 29         33           39          42

Franchised Restaurants:
                            Q1         Q2           Q3          Q4
                            --         --           --          --
       2003                131        138          142         161
       2002                108        119          123         129
       2001                 95         97          100         105
       2000                 85         87           89          95

System-wide Restaurants:
                            Q1         Q2           Q3          Q4
                            --         --           --          --
       2003                204        212          219         245
       2002                164        179          186         199
       2001                140        144          148         158
       2000                114        120          128         137


                                       Quarterly Same Store Sales

Company-owned Restaurants:
                            Q1         Q2           Q3          Q4         Year
                            --         --           --          --         ----
       2003               (1.4%)      2.7%         6.7%        8.5%        4.3%
       2002                5.6%       4.6%        (0.7%)      (1.8%)       1.6%
       2001                9.1%       7.0%         6.4%       12.1%        8.8%
       2000               11.1%      13.2%        12.6%        8.2%       11.0%

Franchised Restaurants:
                            Q1         Q2           Q3          Q4         Year
                            --         --           --          --         ----
       2003               (0.4%)      2.3%         8.5%       10.7%        5.6%
       2002                4.2%       4.5%         0.0%       (1.8%)       1.5%
       2001                4.3%       3.7%         5.3%        8.4%        5.5%
       2000                7.8%       6.0%         6.1%        3.0%        5.6%


System-wide Restaurants:
                            Q1         Q2           Q3          Q4         Year
                            --         --           --          --         ----
       2003               (0.7%)      2.4%         7.9%       10.0%        5.2%
       2002                4.7%       4.5%        (0.2%)      (1.8%)       1.6%
       2001                5.4%       4.5%         5.6%        9.4%        6.4%
       2000                8.4%       7.4%         7.6%        4.2%        6.8%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                                     Average Weekly Sales Volumes

Company-owned Restaurants:
                            Q1         Q2         Q3         Q4         Year
                            --         --         --         --         ----
       2003               $28,782    27,132     28,281     31,171      28,886
       2002                29,564    26,330     25,916     28,466      27,547
       2001                27,675    25,644     26,722     29,426      27,382
       2000                28,183    25,144     25,498     26,287      26,227

Franchised Restaurants:
                            Q1         Q2         Q3         Q4         Year
                            --         --         --         --         ----
       2003               $33,920    33,393     35,289     39,014      35,491
       2002                32,956    31,623     31,619     34,023      32,574
       2001                30,533    28,820     29,835     33,267      30,652
       2000                28,546    27,303     28,388     29,951      28,569

System-wide Restaurants:
                            Q1         Q2         Q3         Q4         Year
                            --         --         --         --         ----
       2003               $32,093    31,154     32,779     36,223      33,134
       2002                31,781    29,829     29,651     32,124      30,850
       2001                29,639    27,774     28,788     32,007      29,583
       2000                28,454    26,717     27,544     28,799      27,904



                               Average Quarterly Wing Prices Per Pound

                             Q1         Q2         Q3         Q4         Year
                             --         --         --         --         ----
       2003                $1.01       1.02       1.00       1.21        1.06
       2002                 1.11        .87        .84        .78         .89
       2001                 1.14       1.22       1.22       1.16        1.18
       2000                  .87        .79        .86       1.00         .89